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                                                                   EXHIBIT 10.16

                             ANC RENTAL CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

                                    ARTICLE I
                                     GENERAL

1.1      PURPOSE

         The ANC Rental Corporation Employee Stock Purchase Plan (the "Plan") is intended to encourage employee participation in the ownership and economic progress of ANC Rental Corporation. The Plan is intended to qualify under
Section 423 of the Internal Revenue Code of 1986, as amended.

1.2      DEFINITIONS

         Unless the context clearly indicates otherwise, the following terms have the meanings set forth below:

         "AFFILIATE" shall mean any entity controlling, controlled by or under common control with the Corporation.

         "BOARD" shall mean the Board of Directors of the Corporation.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" shall mean the Compensation Committee of the Board.

         "COMMON STOCK" shall mean shares of the common stock, par value $0.01 per share, of the Corporation.

         "CORPORATE BENEFITS ADMINISTRATION" shall mean the department of the Corporation responsible for the day-to-day administration of, and recordkeeping for, the Plan.

         "CORPORATION" shall mean ANC Rental Corporation.

         "CONTINUOUS SERVICE" shall mean the period of time, uninterrupted by the termination of employment, that an Employee has been employed by the Corporation and/or a Designated Participating Company immediately preceding an Option Period. Such period of time shall include any approved leave of absence.

         "DESIGNATED PARTICIPATING COMPANY" shall mean any Affiliate characterized as a parent or subsidiary of the Corporation under Code Section 424 that has been designated by the Committee to participate under the Plan.





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         "EMPLOYEE" shall mean any employee of the Corporation or a Designated
Participating Company who customarily works at least twenty hours per week and more than five months in any calendar year.

         "EXERCISE DATE" shall mean the last business day of each month.

         "FAIR MARKET VALUE" of a share of Common Stock shall be the average of the high and low trading prices on the applicable date or such other reasonable method of determining fair market value as the Committee shall adopt.

         "NOTICE OF WITHDRAWAL" shall mean the form prescribed by the Committee which must be completed and executed by a Participant who wishes to voluntarily withdraw from the Plan.

         "OPTION PERIOD" shall mean each period beginning on the first day of a calendar month and ending on the last business day of that month.

         "OPTION PRICE" shall mean the purchase price of a share of Common Stock as provided in Section 3.1 hereof.

         "PARTICIPANT" shall mean any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.

         "PLAN" shall mean this ANC Rental Corporation Employee Stock Purchase Plan, as the same may be amended from time to time.

         "PLAN ACCOUNT" shall mean an account established and maintained under the Plan in the name of each Participant.

         "PLAN MANAGER" shall mean an individual appointed by the Committee as provided in Section 1.3 hereof.

         "PLAN YEAR" shall mean the twelve-month period beginning on January 1 and ending on the following December 31.

         "STOCK PURCHASE AGREEMENT" shall mean the form prescribed by the Committee which must be completed and executed by an Employee who wishes to participate in the Plan.

1.3      ADMINISTRATION OF PLAN

         The Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Stock Purchase Agreement, Notice of Withdrawal and all other forms required hereunder. Its interpretations and decisions in respect to the Plan shall, subject to the foregoing, be binding and conclusive. The Committee shall have the authority to appoint an individual as Plan Manager and to delegate to the Plan Manager such




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authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time. The Committee also shall have the authority to appoint outside administrators, agents and recordkeepers and to delegate to such appointees such authority with respect to the administration as the Committee, in its sole discretion, deems advisable from time to time.

1.4      EFFECTIVE DATE OF PLAN

         The Plan shall become effective on the date established for that purpose by the Committee. The effective date may not be earlier than the date the Plan is approved by the Board or the date the Plan is approved by the Corporation's stockholders.

1.5      EXTENSION OR TERMINATION OF PLAN

         The Plan shall continue in effect through, and including, December 31, 2010, unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board or Committee, each of which shall have the right to extend the term of or terminate the Plan at any time. Upon termination, the balance, if any, in each Participant's Plan Account shall be refunded to him or her, or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

                                   ARTICLE II
                                  PARTICIPATION

2.1      ELIGIBILITY

         Each Employee, including members of the Committee and the Plan Manager, may become a Participant effective as of the Option Period following the date the employee completes 90 days of continuous service by filing a Stock Purchase Agreement with Corporation Benefits Administration on or before the 20th day of the month prior to the commencement of the Option Period. An otherwise eligible Employee may not, however, participate in the Plan if the Employee owns (or if participation in the Plan would cause the Employee to own) capital stock possessing 5% or more of the total voting power of all classes of stock of the Corporation or of any Affiliate.

2.2      PAYROLL DEDUCTIONS

         Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions in accordance with a Participant's Stock Purchase Agreement. A Participant's payroll deduction amount should be expressed as a dollar amount of at least $5 per calendar month (or the approximate equivalent thereof in other currencies as determined by the Committee from time to time). A Participant may not increase or decrease his or her payroll deduction election with respect to an Option Period at any time during such Option Period. However, a Participant may change his or her payroll deduction election for any subsequent Option Period by filing notice thereof with Corporate Benefits Administration on or before the 20th day of the month prior to the commencement of the Option Period. Payroll deduction amounts shall be credited to a Participant's Plan Account.




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                                   ARTICLE III
                               PURCHASE OF SHARES

3.1      OPTION PRICE

         The Option Price per share of the Common Stock purchased on any Exercise Date in the Plan Year beginning in 2000 shall be 90% of the Fair Market Value of such share on the Exercise Date. Thereafter, the percentage of Fair Market Value will be established by the Board, provided that in no event shall it be less than 85%. In addition, in no event shall the Option Price per share be less than the par value of the Common Stock.

3.2      PURCHASE OF SHARES

         On each Exercise Date, the amount in a Participant's Plan Account shall be charged with the aggregate Option Price of the number of whole and fractional shares of Common Stock that can be purchased with the amount. The balance, if any, in a Participant's Plan Account shall be carried forward to the next succeeding Option Period. The Corporation shall pay the fees and commissions associated with the purchase of Common Stock under the Plan.

3.3      LIMITATIONS ON PURCHASE

         No Participant may purchase shares of Stock hereunder in excess of the limitations imposed by Section 423(b)(8) of the Code.

3.4      TRANSFERABILITY OF RIGHTS

         Rights to purchase shares of Stock hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.

                                   ARTICLE IV
                       PROVISIONS RELATING TO COMMON STOCK

4.1      COMMON STOCK RESERVED

         The Corporation has reserved 2,000,000 authorized and unissued shares of Common Stock for issuance under the Plan, subject to adjustment in accordance with Section 4.2 hereof. The aggregate number of shares that may be purchased thereafter under the Plan shall not exceed the number of shares reserved for the Plan.



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4.2      ADJUSTMENT FOR CHANGES IN COMMON STOCK

         In the event that adjustments are made in the number of outstanding shares of Common Stock or such shares are exchanged for a different class of stock of the Corporation or for shares of stock of any other corporation by reason of merger, consolidation, stock dividend, stock split or otherwise, the Committee may make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder and (ii) the Option Price. All such adjustments shall be made in the sole discretion of the Committee, and its decision shall be binding and conclusive.

4.3      INSUFFICIENT SHARES

         If the aggregate funds available for the purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess, and (ii) the Plan shall automatically terminate immediately after such Exercise Date.

4.4      CONFIRMATION

         Purchases of Common Stock hereunder shall be confirmed in writing to the Participant in statements provided on a quarterly basis. A record of purchases shall be maintained by appropriate entries on the books of the Corporation, its transfer agent or the Plan recordkeeper. Participants may obtain a certificate or certificates for whole shares of Common Stock purchased hereunder for his or her Plan Account by requesting same in writing. Participants may obtain cash in lieu of fractional shares by requesting same in writing.

4.5      RIGHTS AS SHAREHOLDERS

         The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Corporation shall exist with respect to such shares.

                                    ARTICLE V
                          TERMINATION OF PARTICIPATION

5.1      VOLUNTARY WITHDRAWAL

         A Participant may withdraw from the Plan at any time effective as of the next succeeding Option Period by filing a Notice of Withdrawal with Corporation Benefits Administration on or before the 20th day of the month prior to the commencement of the Option Period. Upon withdrawal, the entire amount, if any, in a Participant's Plan Account shall be used to purchase whole and fractional shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date, and any remaining balance shall be refunded without




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interest or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.

5.2      TERMINATION OF ELIGIBILITY

         If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the entire amount, if any, in his or her Plan Account shall be used to purchase whole and fractional shares of Common Stock pursuant to Section 3.2 hereof on the next succeeding Exercise Date, and any remaining balance shall be refunded without interest or otherwise disposed of in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.

                                   ARTICLE VI
                               SUPPLEMENTAL PLANS

6.1      SUPPLEMENTAL PLANS

         The Committee is hereby authorized in its sole discretion to adopt supplemental plans applicable to employees in jurisdictions other than the United States. Such plans shall have terms identical to this plan, except that eligibility to participate may be extended to a class of employees not eligible under this Plan if the Committee determines that it is advisable for such class to be so treated due to local law, tax requirements or custom. Any supplemental plan may adopt the provisions of this Plan by cross-reference, provided that the maximum number of shares of Common Stock set forth in this Plan from time to time shall be the maximum number of shares available under the Plan and all supplemental plans in the aggregate.

                                   ARTICLE VII
                               GENERAL PROVISIONS

7.1      NOTICES

         Any notice that a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective when received by Corporate Benefits Administration.

7.2      CONDITION OF EMPLOYMENT

         Neither the creation of the Plan nor participation therein shall be deemed to create any right of continued employment or in any way affect the right of the Corporation to terminate an Employee.




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7.3      AMENDMENT OF THE PLAN

         The Board or the Committee may at any time, or from time to time, amend the Plan in any respect, except that, without approval of the shareholders, no amendment may (i) increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, (ii) materially increase the benefits accruing to Participants or (iii) materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.

7.4      APPLICATION OF FUNDS

         All funds received by the Corporation by reason of purchases of Common Stock hereunder may be used for any corporate purpose.

7.5      LEGAL RESTRICTIONS

         The Corporation shall not be obligated to sell shares of Common Stock hereunder if counsel to the Corporation determines that such sale would violate any applicable law or regulation.

7.6      GOVERNING LAW

         The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Florida and any applicable provisions of the Code and the related regulations.




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